         Exhibit (g)(2)

ASSIGNMENT AND AMENDMENT OF RULE 17F-5 DELEGATION AGREEMENTS

         ASSIGNMENT AGREEMENT AND AMENDMENT (the "Rule 17f-5 Delegation Assignment Agreement"), dated as of January 30, 2009, among each of the WADDELL & REED ADVISORS INVESTMENT COMPANIES IDENTIFIED AS AN ASSIGNOR SIGNATORY BELOW, each a Maryland corporation (each, an "Assignor"), WADDELL & REED ADVISORS FUNDS, a Delaware statutory trust, on behalf of each of its series ("Assignee"), and UMB BANK, N.A. ("Custodian").

         WHEREAS, each Assignor, on its own behalf or on behalf of one or more of its series, and Custodian have entered into one or more Rule 17f-5 Delegation Agreements, each as may have been amended and restated from time to time (each, a "Rule 17f-5 Delegation Agreement" and, together, the "Rule 17f-5 Delegation Agreements");

         WHEREAS, each Assignor that is comprised of a single series and each series of an Assignor that is comprised of more than one series (each, an "Old Fund") shall be reorganized as a separate, new series of Assignee (each new series of Assignee that corresponds to an Old Fund, a "New Fund"), all such reorganizations to be effective as of the date hereof;

         WHEREAS, in connection with such reorganizations, each Assignor wishes to assign, on its own behalf or on behalf of each of its series, as applicable, its rights and duties under its Rule 17f-5 Delegation Agreement to Assignee, on behalf of its corresponding New Fund(s), and Assignee, on behalf of its respective corresponding New Funds, wishes to succeed to the rights and assume the duties of each Assignor or each of such Assignor's series, as applicable, under such Assignor's Rule 17f-5 Delegation Agreement, effective as of the date hereof;

         WHEREAS, Custodian is willing to consent to such assignment of each Assignor's rights and delegation of each Assignor's duties under its Rule 17f-5 Delegation Agreement to Assignee.

         WHEREAS, in connection with the assignments from each Assignor to Assignee, the parties wish to amend the terms of each Rule 17f-5 Delegation Agreement so that, upon the effectiveness of this Rule 17f-5 Delegation Assignment Agreement, Assignee shall, on behalf of and with respect to each New Fund, succeed to the rights and responsibilities of the corresponding Old Fund.

         NOW, THEREFORE, the parties hereto agree as follows:

1.

Assignment/Delegation. Effective as of the date of this Rule 17f-5 Delegation Assignment Agreement, each Assignor, acting on its own behalf or on behalf of each of its series, as applicable, hereby assigns, transfers and sets over to Assignee, acting on behalf of each corresponding New Fund, its Rule 17f-5 Delegation Agreement and all the rights, title and interest, powers, privileges and remedies of Assignor as to the corresponding Old Fund under such Rule 17f-5 Delegation Agreement. Further, Assignee, acting on behalf of the applicable New Fund, hereby accepts the assignment of such Assignor's Rule 17f-5 Delegation Agreement as to the corresponding Old Fund and the assignment of all the rights, title and interest, powers, privileges and remedies, as well as all duties, liabilities and obligations, of such Assignor under its Rule 17f-5 Delegation Agreement as to the corresponding Old Fund.

2.

Consent by Custodian. Custodian consents to the assignment of the Rule 17f-5 Delegation Agreements and the resulting assignment of rights and duties as set forth in this Rule 17f-5 Delegation Assignment Agreement. Further, Custodian releases each Assignor from all further obligations and liabilities arising under its Rule 17f-5 Delegation Agreement and acknowledges that each Assignor intends to liquidate and dissolve following the reorganizations described above.

3.

Redocumentation. Upon the effectiveness of this Rule 17f-5 Delegation Assignment Agreement, in connection with any and all transactions effected on or after the date hereof, all references in a Rule 17f-5 Delegation Agreement to an Assignor shall be deemed to refer to Assignee and all references in a Rule 17f-5 Delegation Agreement to an Old Fund shall be deemed to refer to its corresponding New Fund. Except as expressly provided herein, all other terms and conditions of each Rule 17f-5 Delegation Agreement are confirmed in all respects.

4.

Representations. Each party hereto represents to the others that (i) this Rule 17f-5 Delegation Assignment Agreement does not and will not violate or conflict with its charter or by-laws (or comparable constituent documents), any law, regulation or order of any court or other agency of government applicable to it or any agreement to which it is a party or by which it or any of its property is bound; (ii) its obligations hereunder are legal, valid and binding on it and its assets enforceable in accordance with their terms; and (iii) the person signing this Rule 17f-5 Delegation Assignment Agreement for such party is an officer, director, trustee, and/or partner of such party and is authorized and duly empowered to do so.

5.

Governing Law. This Rule 17f-5 Delegation Assignment Agreement shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or the Commonwealth of Massachusetts or of the state courts of either such State or such Commonwealth.

6.

Execution in Counterparts. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

[This space intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Rule 17f-5 Delegation Assignment Agreement to be duly executed and delivered as of the date and year first above written.

ASSIGNORS:

WADDELL & REED ADVISORS CASH MANAGEMENT, INC.

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS ASSET STRATEGY FUND, INC.

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS CONTINENTAL INCOME FUND, INC.

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS FIXED INCOME FUNDS, INC. (on behalf of its series,
Waddell & Reed Advisors Government Securities Fund)

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS FUNDS, INC. (on behalf of its four series,
Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors Core Investment Fund, Waddell & Reed Advisors Science and Technology Fund, and Waddell & Reed Advisors Bond Fund)

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS GLOBAL BOND FUND, INC.

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS HIGH INCOME FUND, INC.

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS INTERNATIONAL GROWTH FUND, INC.

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS MUNICIPAL BOND FUND, INC.

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS MUNICIPAL HIGH INCOME FUND, INC.

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS NEW CONCEPTS FUND, INC.

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS RETIREMENT SHARES, INC.

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS SELECT FUNDS, INC. (on behalf of its three series,
Waddell & Reed Advisors Energy Fund, Waddell & Reed Advisors Dividend Opportunities Fund, and Waddell & Reed Advisors Value Fund)

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS SMALL CAP FUND, INC.

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS TAX-MANAGED EQUITY FUND, INC.

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

WADDELL & REED ADVISORS VANGUARD FUND, INC.

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

ASSIGNEE:

WADDELL & REED ADVISORS FUNDS (on behalf of itself and each of its series listed on Schedule A attached hereto)

By:	/s/Mara D. Herrington
Name:	Mara D. Herrington
Title:	Vice President

CUSTODIAN:

UMB BANK, N.A.

By:	/s/Bonnie L. Johnson
Name:	Bonnie L. Johnson
Title:	Vice President

SCHEDULE A

Waddell & Reed Advisors Accumulative Fund
Waddell & Reed Advisors Asset Strategy Fund
Waddell & Reed Advisors Bond Fund
Waddell & Reed Advisors Cash Management
Waddell & Reed Advisors Continental Income Fund
Waddell & Reed Advisors Core Investment Fund
Waddell & Reed Advisors Dividend Opportunities Fund
Waddell & Reed Advisors Energy Fund
Waddell & Reed Advisors Global Bond Fund
Waddell & Reed Advisors Government Securities Fund
Waddell & Reed Advisors High Income Fund
Waddell & Reed Advisors International Growth Fund
Waddell & Reed Advisors Municipal Bond Fund
Waddell & Reed Municipal High Income Fund
Waddell & Reed Advisors New Concepts Fund
Waddell & Reed Advisors Retirement Shares
Waddell & Reed Advisors Science and Technology Fund
Waddell & Reed Advisors Small Cap Fund
Waddell & Reed Advisors Tax-Managed Equity Fund
Waddell & Reed Advisors Value Fund
Waddell & Reed Advisors Vanguard Fund